Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 333-185084) of I.D. Systems Inc. of our report dated June 28, 2016, relating to the financial statements and schedule of the I.D. Systems Inc. 401(k) Plan, which appears in this Form 11-K.

/s/ UHY LLP

New York, New York

June 28, 2016